                 EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Caraco Pharmaceutical Laboratories, Ltd.
Detroit, Michigan

                 We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (the 1993 Stock Option Plan and the 1999 Equity Participation Plan) (File No. 333-104429) of our report dated March 4, 2005 relating to the financial statements of Caraco Pharmaceutical Laboratories, Ltd. at and for the years ended December 31, 2004, 2003 and 2002, which report is included in Caraco’s Annual Report on Form 10-K.

/s/ Rehmann Robson

Troy, Michigan March 4, 2005
1